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                                                                   EXHIBIT 12(b)

Benny T. Hu, Chief Executive Officer, and Adelina Louie, Chief Financial Officer of The Taiwan Fund, Inc. (the "Fund"), each certify that:

1. This Form N-CSR filing for the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


By:         /s/ Benny T. Hu
            ---------------
            Benny T. Hu
            Chief Executive Officer of The Taiwan Fund, Inc.

Date:       May 8, 2006


By:         /s/ Adelina Louie
            -----------------
            Adelina Louie
            Chief Financial Officer of The Taiwan Fund, Inc.

Date:       May 8, 2006